October 15, 1993


Union Bank, as Agent and as a Bank
445 South Figueroa Street
Los Angeles, California 90071
Attention:  Energy Capital Services

Banque Paribas
Houston Agency
1200 Smith Street, Suite 3100 Houston,
Texas 77002
Attention:  Mr. Edward K. Chin
            Vice President

Den norske Bank AS
Representative Office
1100 Milam Building, Suite 2770
Houston, Texas 77002
Attention:  Mr. Byron L. Cooley
            First Vice President

Re: Waiver Under Guaranty of Frontier Oil Corporation

Gentlemen:

     We refer to the Guaranty dated as of August 18, 1992, as amended by the First Amendment to Guaranty dated as of October 8, 1992 (said Guaranty, as so amended, herein called the "Guaranty"), executed by Frontier Oil Corporation ("FOC") in favor of each of Union Bank, Banque Paribas and Den norske Bank AS (the "Banks") and Union Bank, as agent (the "Agent") for the Banks. Unless otherwise defined herein, the terms defined in the Guaranty and the Credit Agreement (as defined in the Guaranty) are used herein as therein defined.

     FOC has requested that the Banks waive certain requirements contained in
(i) the definition of Liquidity Coverage Ratio in Section 1 of the Guaranty and
(ii) Section 7.1(j) of the Guaranty, as set forth below.

     1. With respect to only the months ended August 31, September 30, October 31 and November 30, 1993, the Banks hereby waive the requirement contained in the definition of Liquidity Coverage Ratio in Section 1 of the Guaranty that the Liquidity Coverage Ratio be determined in accordance with generally accepted accounting principles consistently applied; provided, however, that said waiver shall be effective only to the extent that (a) a receivable shown on FOC's balance sheet as due from FHI may be treated as a current receivable in the amount equal to the lesser of (i) $2,900,000.00 and
(ii) the minimum amount necessary in order for FOC to comply with its covenant concerning the Liquidity Coverage Ratio contained in Section 7.2(k) of the Guaranty and (b) there is at all times a receivable due to FHI from Wainoco in an amount at least as great as said receivable shown on FOC s balance sheet. October 15, 1993
Page 2

     2. With respect to only that financial information that FOC is required to deliver to the Banks pursuant to Section 7.1(j)(i) of the Guaranty for the months ended August 31, October 31 and November 30, 1993 and pursuant to
Section 7.1(j)(ii) of the Guaranty for the quarter ended September 30, 1993, the Banks hereby waive any requirement in Sections 7.1(j)(i) and 7.1(j)(ii) of the Guaranty that the financial information to be provided by FOC to the Banks pursuant thereto be, or be certified to have been, prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that said waiver shall be effective only to the extent that (a) a receivable shown on FOC's balance sheet as due from FHI may be treated as a current receivable in the amount equal to the lesser of (i) $2,900,000.00 and
(ii) the minimum amount necessary in order for FOC to comply with its covenant concerning the Liquidity Coverage Ratio contained in Section 7.2 of the Guaranty and (b) there is at all times a receivable due to FHI from Wainoco in an amount at least as great as said receivable shown on FOC's balance sheet.

     3.   FOC hereby represents and warrants for the benefit of the Banks that
(a) the representations and warranties contained in each Credit Document are correct in all material respects on and as of the date of this letter of waiver, before and after giving effect to the same, as if made on and as of such date and (b) no event has occurred and is continuing (except as waived in paragraphs 1 and 2 above), or would result from the effectiveness of this letter of waiver, that constitutes a Default or an Event of Default.

     4. The execution, delivery and effectiveness of this letter of waiver and amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

     5. This letter of waiver and amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter of waiver.
October 15, 1993
Page 3

     6. This letter of waiver shall become effective as of the date first written above when and if counterparts hereof have been executed and delivered by Union Bank and at least one of the other Banks and by the Borrower, Wainoco and the Guarantors other than FOC.

                                   Very truly yours,

                                   FRONTIER OIL CORPORATION

                                   By:  /s/ Jon D. Galvin
                                   Vice President and Chief Financial Officer

Agreed as of the date first written above:

UNION BANK, as Agent and as a Bank

By: /s/ Richard P. DeGrey, Jr.
        Vice President

By: /s/ Walter Roth
Title:  Vice President
October 15, 1993
Page 4

BANQUE PARIBAS

By: /s/ Philippe De Gentile
Title: DGM

By: /s/ Edward K. Chin
Title:  Vice Presient

DEN NORSKE BANK AS

By: /s/ Melvin Farstad
Title:  Senior Vice President

By: /s/ Philip F. Krupiewski
Title:  Vice President, New York Branch
October 15, 1993
Page 5

Consented to as of the date first written above:

FRONTIER OIL AND REFINING COMPANY

By: /s/ Jon D. Galvin
        Vice President and Chief Financial Officer

WAINOCO OIL CORPORATION

By: /s/ Julie H. Edwards
        Vice President, Secretary and Treasurer

FRONTIER HOLDINGS INC.

By: /s/ Jon D. Galvin
        Vice President and Chief Financial Officer

FRONTIER REFINING INC.

By: /s/ Jon D. Galvin
        Vice President and Chief Financial Officer
October 15, 1993
Page 6

FRONTIER PIPELINE INC.

By: /s/ Jon D. Galvin
        Vice President

FRONTIER PRODUCTS INC.

By: /s/ Jon D. Galvin
        Vice President